                               KUB HOLDINGS BHD.

                                      AND

                         TATE INTEGRATED SYSTEMS, L.P.




                            JOINT VENTURE AGREEMENT

THIS AGREEMENT is made the 9th day of March, 1995

                                     BETWEEN

KUB HOLDINGS BHD., a company incorporated in Malaysia and having its registered office at 1st Floor, Bangunan UMNO, Jalan Tuanku Abdul Rahman, 50100 Kuala Lumpur, Malaysia (hereinafter called "KUBH") of the one part;

                                       AND

TATE INTEGRATED SYSTEMS, L.P., a limited partnership under the laws of the State of Delaware and having its office at 11431 Cronhill Drive, Suite J, Owings Mills, Maryland 21117, United States of America (hereinafter called "TIS") of the other part.


                                    ARTICLE I
                                    ---------
                                    RECITALS
                                    --------

(S) 1.1     Business of KUBH
            ----------------
KUBH is presently engaged in the business of education and training, information technology, property development and plantation.

(S) 1.2     Business of TIS
            ---------------
TIS is engaged in the design, manufacture, licensing, marketing, sale and/or servicing of software and complete computer-based automation systems which are used for process monitoring and control.

(S) 1.3     Joint Venture
            -------------
KUBH and TIS are desirous of creating a joint venture for the purpose of manufacturing, marketing and selling TIS 4000 Systems (hereinbelow defined) which use the TIS 4000 Technology (hereinbelow defined) in the ASEAN Territory (hereinbelow defined) [hereinafter referred to as "the Project"].

(S) 1.4     Joint Venture Company
            ---------------------
In order to carry out the joint venture in relation to the Project, the Parties hereto have agreed to form a joint venture company (hereinafter referred to as "the JVC") to undertake such task and have agreed to enter into this Agreement for the purpose of regulating their relationship with one another and certain aspects of the affairs and their dealings in the JVC.

(S) 1.5     License Agreement
            -----------------
By a written agreement dated the 9th day of March, 1995 (hereinafter referred to as "the License Agreement") entered into between TIS of the one part and the JVC of the other part, TIS agreed to grant to the JVC and the JVC agreed to accept the exclusive license to use the TIS 4000 Technology in TIS 4000 Systems manufactured, marketed and sold in the ASEAN Territory upon payment of a licensing fee of United States Dollars Two Million and Five Hundred Thousand (USD 2,500,000.00) only (hereinafter referred to as "the Licensing Fee") and subject to the terms and conditions therein contained.

                                   ARTICLE II
                                   ----------
                           DEFINITIONS/INTERPRETATION
                           --------------------------

(S) 2.1     Definitions
            -----------
In this Agreement the following words and expressions shall, where not inconsistent with the context, have the following meanings respectively:

2.1.1       Agreed Proportions means the agreed proportions of the issued share
            -------------------
            capital of the JVC to be held by each of the Parties hereto and referred to in (S)5.1.2 hereof.

2.1.2       ASEAN Territory means the following countries:
            ---------------

            (a)Thailand;
            (b)Malaysia;
            (c)Indonesia;
            (d)Philippines;
            (e)Singapore;
            (f)Brunei; and
            (g)such other countries in Asia as TIS may approve in writing.

2.1.3       BLR means the base lending rate of Malayan Banking Berhad quoted
            ---
            from time to time.

2.1.4       Board means the board of directors of the JVC or the directors
            -----
            present (personally or by their alternates) at any meeting of the directors of the JVC duly convened and held.

2.1.5       Business Day means a day, other than Saturday, on which commercial
            ------------
            banks are open for business in Kuala Lumpur, Malaysia for transaction of business.

2.1.6       Companies Act means the Companies Act, 1965 of Malaysia and any
            -------------
            statutory modification or reenactment thereof for the time being in force.

2.1.7       Cut-Off Period means the period of three (3) months from the date of
            --------------
            this Agreement being the time for fulfilling the condition precedent as stipulated in (S)4.1 of this Agreement subject to such extension as the Parties thereto may agree.

2.1.8       Effective Date means the day falling within the Cut-Off Period when
            --------------
            the condition precedent stipulated in (S)4.1 hereof has been fulfilled.

2.1.9       FIC means the Foreign Investment Committee established by the
            ---
            Government of Malaysia to regulate the acquisition of assets, mergers and take-overs in Malaysia in accordance with the Government's Guidelines for the Regulations of Acquisitions of Assets, Mergers and Take-overs.

2.1.10      Financial Year means the period of twelve (12) months commencing
            --------------
            from the 1st day of January and ending on the 31st day of December of the same year.

2.1.11      JVC means the joint venture company set up by the Parties hereto and
            ---
            referred to in (S)1.4 and (S)3.1 hereof.

2.1.12      KUBH means KUB HOLDINGS BHD., a company incorporated in Malaysia and
            ----
            having its registered office at 1st Floor, Bangunan UMNO, Jalan Tuanku Abdul Rahman, 50100 Kuala Lumpur, Malaysia and shall, where the context so admits, include its successors in title.

2.1.13      License means the exclusive license to use the TIS 4000 Technology
            -------
            in TIS 4000 Systems manufactured, marketed and sold in the ASEAN Territory which TIS has agreed to grant to the JVC pursuant to the License Agreement.

2.1.14      License Agreement means the written agreement dated the 9th day of
            -----------------
            March, 1995 entered into between TIS of the one part and the JVC of the other part whereby TIS granted to the JVC the License upon the terms and conditions therein contained.

2.1.15      Licensing Fee means the sum of United States Dollars Two Million and
            -------------
            Five Hundred Thousand (USD 2,500,000.00) only and referred to in
            (S)1.5 hereof.

2.1.16      Malaysia means the Federation of Malaysia.
            --------

2.1.17      Malaysian Laws means all the laws, regulations, orders and decrees
            --------------
            of Malaysia, whether Federal or State, including those to be enacted during the term of this Agreement.

2.1.18      Memorandum and Articles of Association means the Memorandum of
            --------------------------------------
            Association and the Articles of Association to be adopted by the JVC.

2.1.19      Parties means KUBH and TIS, collectively and individually, "Party".
            -------

2.1.20      Project means the joint venture for the purpose of manufacturing,
            -------
            marketing and selling TIS 4000 Systems which use the TIS 4000 Technology in the ASEAN Territory.

2.1.21      Relevant Authorities means the relevant government ministries
            --------------------
            whether federal or state and other governmental statutory bodies of Malaysia.

2.1.22      Ringgit Malaysia or RM means the lawful currency for the time being
            ----------------------
            and from time to time of Malaysia.

2.1.23      Subsidiaries means as defined under (S)5 of the Companies Act.
            ------------

2.1.24      Supermajority means a simple majority of the Directors of the JVC
            -------------
            present (personally or by their alternate) and entitled to vote on matters that come before any meeting of the Board; provided, however, that such majority shall include the vote of at least one
            (1) TIS Director and KUBH Director in order to constitute a Supermajority.

2.1.25 TIS means TATE INTEGRATED SYSTEMS, L.P., a limited partnership under the laws of the State of Delaware and having its office at 11431 Cronhill Drive, Suite J,

            Owings Mills, Maryland 21117, United States of America and shall, where the context so admits, include its successors in title.

2.1.26      TIS 4000 System or TIS 4000 Systems means the computer based
            -----------------------------------
            automation systems for process monitoring and control which use the TIS 4000 Technology, in all forms and applications.

2.1.27      TIS 4000 Technology means TIS developed software including packages
            -------------------
            such as DataVu, TrendVu, SNLVu, AlarmVu, ReportVu, TankFarmTools and other software packages which may be developed by TIS in the future which are proprietary to TIS and any modifications, improvements and enhancements to any of the foregoing made by TIS, which, in TIS's and KUBH's mutual opinion expressed in writing, is or are necessary in the manufacture, marketing and sale of TIS 4000 Systems.

2.1.28      United States Dollars or USD means the lawful currency for the time
            ----------------------------
            being and from time to time of United States of America.

(S) 2.2     Interpretation
            --------------
2.2.1 Words denoting the singular number only includes the plural number and vice versa.

2.2.2 Words denoting the neuter gender shall include the masculine and feminine genders and vice versa.

2.2.3 Headings of Articles and Sections are for ease of reference only and shall be ignored in interpreting the provisions hereof. References to Articles and Sections are, except where the context otherwise requires, references to Articles and Sections hereof.

2.2.4 References to Articles and Sections are to be construed as references to Articles and Sections of this Agreement.

2.2.5 References to the provisions of any legislation includes a reference to any statutory modification and re-enactment thereof and any regulations thereunder.

                                  ARTICLE III
                                  -----------
                               FORMATION OF JVcC
                               ----------------

(S) 3.1     Name of JVC
            -----------
KUBH shall use its best efforts to (i) incorporate the JVC registered in Malaysia under the Companies Act, (ii) maintain the corporate existence of the JVC in Malaysia and (iii) obtain FIC approval of the transactions contemplated by this Agreement and the License Agreement on or before the expiration of the Cut-Off Period. The name of the proposed JVC shall be KUB-TIS CONTROLS SDN. BHD. or such other name as may be approved by the Registrar of Companies and agreed to by the Parties hereto. KUBH will incur the registration fee for the JVC in the first instance and will be reimbursed by the JVC after the JVC has been funded by the Parties hereto, in accordance with (S)11.3 hereof.

(S) 3.2     Registered Office of JVC
            ------------------------

The registered office of the JVC shall be at 1st Floor, Bangunan UMNO, Jalan Tuanku Abdul Rahman, 50100 Kuala Lumpur, Malaysia or such other place as the Parties hereto may agree.

(S) 3.3     Main Object of JVC
            ------------------
The main object of the JVC shall be to implement the Project and to undertake related activities.

(S) 3.4     Memorandum and Articles of Association of the JVC
            -------------------------------------------------
3.4.1 The Memorandum and Articles of Association of the JVC shall reflect the understanding between the Parties hereto and as contained herein.

3.4.2 The Memorandum and Articles of Association of the proposed JVC shall be unanimously agreed to by the Parties hereto. These documents may be amended from time to time by written agreement between the Parties hereto, subject to the provisions of the Companies Act. Any understanding herein not reflected in the Memorandum and Articles of Association of the JVC shall nevertheless be binding on the Parties hereto. In the event of any conflict between any of the provisions of this Agreement and the Memorandum and Articles of Association, the former shall prevail.

                                  ARTICLE IV
                                  ----------
                              CONDITION PRECEDENT
                              -------------------

(S) 4.1     Condition Precedent
            -------------------
This Agreement is conditional upon the approval of the FIC being obtained within the Cut-Off Period.

(S) 4.2     Effective Date
            --------------
The Parties' obligations to subscribe for shares as provided in (S)5.2.2 hereof and all their obligations and rights thereafter as shareholders in the JVC and Parties to the joint venture or otherwise arising therefrom, shall take effect from (and including) the Effective Date.

(S) 4.3     Application for Approval
            ------------------------
As soon as practicable after the execution of this Agreement, KUBH shall take the necessary steps to apply for the approval of the FIC for the joint venture under this Agreement. The Parties hereto shall exercise respectively, their best endeavors to assist one another in the aforesaid application.

(S) 4.4     Notification
            ------------
Upon the approval of the FIC being refused or given or granted upon the fulfillment of any conditions therein referred to, the Party being notified of such refusal or given such approval or granted such approval subject to the fulfillment of any conditions shall immediately notify the other Party in writing and, where relevant, shall forward a copy thereof to the other Party.

(S) 4.5     The Option Period
            -----------------
In the event that a condition is imposed in respect of the approval of the FIC which affects any of the Parties hereto, that Party shall have the option, to be exercised within sixty (60) days from the date on which the condition is made known to such Party (hereinafter referred to as "the Option Period") by written notice in writing to the other Party, to reject such condition, whereupon the approval in respect of which the said condition is imposed shall be deemed not to have been obtained for the purpose hereof. If such option is not exercised within the Option Period such approval of the FIC in respect of which the said condition is imposed shall be deemed to have been obtained for the purpose hereof and the Effective Date shall be deemed to occur upon the expiration of such Option Period.

(S) 4.6     Cut-Off Period
            --------------
In the event that the approval of the FIC is not obtained or fulfilled on the expiry of the Cut-Off Period (i) this Agreement shall be deemed to have lapsed and be of no further force and effect and the Parties hereto shall not have any claim against each other and (ii) each Party shall bear its own costs and expenses incurred prior to such date in connection with the transactions contemplated hereby.

                                   ARTICLE V
                                   ---------
                     SHARE CAPITAL AND ADDITIONAL FUNDING
                     ------------------------------------

(S) 5.1     Authorized Capital
            ------------------
5.1.1 The initial authorized capital of the JVC shall be Ringgit Malaysia Five Hundred Thousand (RM 500,000.00) only divided into Five Hundred Thousand (500,000) ordinary shares of Ringgit Malaysia One (RM 1.00) each at par value and which shall be increased to Ringgit Malaysia Ten Million (RM 10,000,000.00) only within one (1) week from the Effective Date.

5.1.2 The Parties hereto have agreed to subscribe for the following proportions (hereinafter referred to as "the Agreed Proportions") of the issued share capital of the JVC:

            5.1.2.1   KUBH -     87.1%.
            5.1.2.2   TIS  -     12.9%.

(S) 5.2     Paid Up Capital
            ---------------
5.2.1 The initial paid up capital of the JVC shall be Ringgit Malaysia Two (RM 2.00) only which will be held by the nominees of KUBH.

5.2.2 The paid up capital of the JVC shall be increased to Ringgit Malaysia Eight Million and Sixty Thousand (RM 8,060,000.00) only by the allotment and issue of Eight Million Fifty Nine Thousand Nine Hundred and Ninety Eight (8,059,998) ordinary shares of Ringgit Malaysia One (RM 1.00) each at par to the Parties hereto on or before two (2) Business Days after the occurrence of the Effective Date in the following proportions:

                         KUBH          -     7,019,998 ordinary shares.
                         TIS           -     1,040,000 ordinary shares.

5.2.3 In addition to the initial subscription as mentioned in (S)5.2.2 hereof, the Parties hereto agree to subscribe to any further issue of share capital of the JVC so as to maintain the Agreed Proportions referred to in (S)5.1.2 hereof. Subject to (S)5.2.5 hereof, the Parties hereto hereby agree that except with the unanimous agreement of the Parties hereto, (a) the Agreed Proportions shall not be changed and accordingly, no new shares in the JVC shall be issued and allotted to the Parties hereto (or any of them) unless the Agreed Proportions shall be maintained, and (b) no new shares in the JVC shall be issued or allotted to any third party.

5.2.4 The JVC shall be responsible and at its own costs and expenses, procure whatever funds as may be necessary for it to conduct its business operations over and above its paid up capital and retained earnings.

5.2.5 Notwithstanding the provision of (S)5.1.2 hereof, TIS shall be entitled within one (1) year from the Effective Date to increase its shareholding to forty per centum (40%) of the issued and paid up capital of the JVC by subscribing for further ordinary shares in the JVC at par value subject to the prior written approval of the FIC.

(S) 5.3     Financing
            ---------
5.3.1 Subject to the provisions of (S)5.3.3 hereof, if at any time, or from time to time, a Supermajority of the Board determines that additional funds are reasonably necessary for the continued operation of the JVC, the Parties shall cause the JVC to borrow the required additional funds from any willing third party lender, on such terms and conditions as are approved by a Supermajority of the Board. If a Supermajority of the Board determines (i) that funds are not reasonably available to the JVC as described above in the immediately preceding sentence or (ii) that additional capital contributions are reasonably necessary to the continued operation of the JVC then each Party agrees to contribute in accordance with the Agreed Proportions such additional funds or capital contributions as may be necessary for the sound operation of the JVC as determined by a Supermajority of the Board from time to time. If either Party fails to contribute its full share toward such additional capitalization of the JVC, then the other Party may advance such funds for the defaulting Party. Any such funds so advanced shall, at the time the JVC distributes cash to the Parties, be repaid from the share of the defaulting Party, together with interest at an amount equal to the sum of the BLR of Malayan Banking Berhad on the date of such loan plus three per centum (3%) per annum, from the date of the advance. If the Party making such advances has not been repaid such advance amount at the time of termination of this Agreement, then the defaulting Party shall be obligated to pay such advance amount, together with interest accrued and unpaid to the date of payment at the rate described in the immediately preceding sentence, to the other Party upon termination of this Agreement.

5.3.2 None of the Parties hereto undertakes to provide any loan or share capital to the JVC nor to give any guarantee or indemnity in respect of any of the JVC's liabilities or obligations.

5.3.3 The Parties hereto agree that to the extent that any of them suffers any loss in relation to loans made or credit given to the JVC pursuant to this Agreement (or with the written consent of the other Party hereto) then they shall make contributions to each other to the intent and effect that such losses are borne in the Agreed Proportions.

(S) 5.4     Guarantees and Indemnities
            --------------------------
5.4.1 The Parties hereto agree that; subject to Sections 5.4.2 and 5.4.3 hereof, the aggregate amount of any actual liability incurred by them pursuant to any joint and several guarantee or indemnity given by them to any third party in respect of any liabilities or obligations of the JVC or pursuant to any guarantee or indemnity (whether several or joint and several) given in respect of such obligations or liabilities by any of them with the written consent of the other shall be borne by them in the Agreed Proportions and each shall indemnify and keep indemnified the other accordingly which indemnity shall include costs incurred by the other Party.

5.4.2 If any liability incurred as aforesaid is solely attributable to the act or default of one of the Parties hereto then, notwithstanding
            (S)5.4.1 hereof, the whole of such liability shall be borne by such Party hereto who shall indemnify and keep indemnified the other Party accordingly.

5.4.3 In the event that a Party ("Selling Party") hereto disposes of all its shares to the other Party ("Acquiring Party") hereto then the Acquiring Party will use all reasonable endeavors to obtain the release of that the Selling Party from any guarantees and indemnities which he may have given pursuant to this Agreement or with the written consent of the both Parties hereto in respect of any of the liabilities or obligations of the JVC to third parties and pending the obtaining of such release shall keep that the Selling Party fully and effectively indemnified against any liability pursuant to any such guarantees or indemnities.


                                  ARTICLE VI
                                  ----------
                                   INDEMNITY
                                   ---------

(S) 6.1     Indemnity by KUBH
            -----------------
KUBH shall indemnity, defend and hold harmless TIS and TIS's directors, officers, employees and agents from and against all claims, actions or causes of action, suits and proceedings and all loss, assessments, liability, damages, costs and expenses incurred in connection therewith (including reasonable attorney's fees) for which TIS or its directors, officers, employees or agents may become liable or incur or be compelled to pay, in each case, to the extent caused, (i) by a breach of this Agreement by KUBH, or (ii) by the willful misconduct or negligent acts or omissions of KUBH, their agents, contractors or employees, in connection with or as a result of this Agreement or the performance of its obligations hereunder, unless, in each case, such claim results from the willful misconduct or negligent acts or omissions of TIS.

(S) 6.2     Indemnity by TIS
            ----------------
TIS shall indemnify, defend and hold harmless KUBH and KUBH's directors, officers, employees and agents from and against all claims, actions or causes of action, suits and proceedings and all loss, assessments, liability, damages, costs and expenses incurred in connection therewith (including reasonable attorney's fees) for which KUBH or its directors, officers, employees or agents may become liable or incur or be compelled to pay, in each case, to the extent caused, (i) by a breach of this Agreement by TIS, or (ii) by the willful misconduct or negligent acts or omissions of TIS, their agents, contractors or employees, in connection with or as a result of this Agreement or the performance of its obligations hereunder, unless, in each case, such claim results from the willful misconduct or negligent acts or omissions of KUBH.

(S) 6.3     Survival of indemnity
            ---------------------
The indemnifications provided in this Article VI, shall survive termination of this Agreement.

                                  ARTICLE VII
                                  -----------
                   MANAGEMENT OF JVC AND BOARD OF DIRECTORS
                   ----------------------------------------

(S)7.1       Number of Directors
             -------------------
7.1.1 Unless otherwise determined by a general meeting of the JVC, the Board shall comprise of not less than two (2) but not more than ten (10) members (excluding Alternate Directors).

7.1.2 The initial composition of the Board shall be up to seven (7) Directors to be nominated by the Parties hereto in the following proportion:

                         7.1.2.1      KUBH     -     up to five (5) only
                                                     ("KUBH Directors").
                         7.1.2.2      TIS      -     up to two (2) only
                                                      ("TIS Directors")

7.1.3        In the event of any changes to the Agreed Proportions as stated in
             (S)5.1.2 hereof then the number of Directors shall be revised accordingly in proportion to their respective shareholdings in the JVC.

7.1.4 The Directors shall not be compensated for their services as members of the Board. The JVC shall be, however, responsible for all reasonable out-of-pocket expenses as approved by the Board incurred by members of the Board in attending regular or special meetings of the Board.

(S)7.2       Qualification of Directors
             --------------------------
Subject to the fulfillment of all the requirements of the Companies Act the Directors shall not be required to hold any qualification shares.

(S)7.3       Chairman
             --------
The Chairman of the Board and the Chairman of all Board meetings of the JVC shall be elected by the Board. The Chairman shall have a casting vote.

(S)7.4       Change of Nominee Directors
             ---------------------------
7.4.1 The Parties hereto shall have the option to renominate their retiring Directors, or suitable replacement thereof, and the appointments to be made by the shareholders shall be in accordance with the recommendations of these Parties in respect of Directors they are entitled to nominate.

7.4.2 The Parties hereto shall respectively have the right to remove their respective nominee Directors so appointed and to appoint others in their place. Appointment or removal of nominee Directors shall be effected in writing, or by telex or telefax addressed to the Chairman of the Board of the JVC by KUBH or TIS, as the case may be and the same shall take effect upon being received by the JVC in accordance with the procedures laid down in the Companies Act. Neither Party hereto shall have the right, and shall not sign, do or execute any document act or thing, to remove the nominee Directors of or representing the other Party hereto.

(S)7.5       Board Meetings
             --------------
7.5.1 Unless otherwise agreed, written notice of every meeting of the Board shall be received by every Director at least fourteen (14) days in advance thereof. However, if an emergency meeting of the Board convenes at the request of the Chairman of the Board or the Managing Director, the notice period to every Director shall be at least ten (10) days.

7.5.2 Every notice convening a meeting of the Board shall set out the agenda of the business to be transacted. No item of business shall be transacted at such meeting, unless the same has been stated in the said notice convening the meeting. PROVIDED that:

             7.5.2.1 additional item(s) of business may be inserted in the agenda of the business to the transacted if notice of such additional item is given to all the Directors at least seven (7) days before meeting of the Board; or

             7.5.2.2 with the unanimous consent of all the Directors present, any item of business not included in the agenda may be transacted at the meeting.

7.5.3 The quorum for a meeting of the Board shall be three (3) Directors who are present in person or by their alternate. PROVIDED further that no quorum for a meeting of the Board shall be constituted and no such meeting shall proceed to transact any business unless at least one (1) Director (or his alternate) representing each of the Parties hereto are present at such meeting. If there is no quorum for a duly convened meeting of the Board of which notice has been given to all the Directors, then such meeting shall stand adjourned to the same day in the next week at the same time and place or to such other day and at such other time and place as the majority of the directors for the time being shall decide, and at such adjourned meeting, the quorum shall be any three (3) Directors.

(S)7.6       Circular Resolution
             -------------------
A resolution in writing, signed by a Supermajority of the Directors for the time being entitled to receive notice of a meeting of the Directors, shall be as valid and effective as if it had been passed at a meeting of the Directors duly convened and held. Any such resolution may consist of several documents in like form, each signed by one or more Directors.

(S)7.7       Decision of the Board
             ---------------------
All the important matters of business of the JVC shall be decided by the Board of the JVC. In the meetings of the Board, normally all the matters should be decided unanimously. However, in case of difference of opinion, matters may be decided by majority of the Directors present in the meeting except for those matters enumerated below which no resolution shall be passed or approved or treated as passed, approved or effective unless with the approval of at least one (1) Director representing each of the Parties hereto:

7.7.1 acquisition by the JVC of any land, or other improved or unimproved immovable property, or any improvements thereon or interest therein, in each case, having an individual value of Ringgit Malaysia Six Hundred and Twenty Five Thousand (RM 625,000.00) only or more;

7.7.2 approval of operating budgets for the JVC (which shall be further subject to approval by the Board of Directors of KUBH);

7.7.3 making of any expenditure or the incurrence of any obligation during any Financial Year which, when added to other expenditures made or obligations incurred for such Financial Year, exceeds by more than ten per centum (10%) the amount provided for such expenditure in the annual budget approved by the Board for such Financial Year;

7.7.4 entering into by the JVC of any management, development, technical services, consulting, advisory, marketing or similar contract or agreement that, in each case, calls for annual payments of Ringgit Malaysia One Hundred and Twenty Five Thousand (RM 125,000.00) only or more, or any termination or modification of such contract or agreement;

7.7.5 any modification of the insurance required to be maintained by the JVC pursuant to (S)10.1.3 hereof if such modification will materially increase the cost of such insurance;

7.7.6        hiring by the JVC of any key employee;

7.7.7 approval of marketing, advertising and other business plans of the JVC;

7.7.8        incurrence of any long-term debt by the JVC;

7.7.9 determinations with respect to additional capitalization or additional funds of the JVC in accordance with and as more particularly described in (S)5.3.1 hereof;

7.7.10 amendment, revision, modification or deletion of any of the provisions of the Memorandum and Articles of Association of the JVC;

7.7.11 approval of any plan to list the shares of the JVC on any stock exchange and for sale to the public; and

7.7.12 the making of any other decision or taking of any other action which, by any provision of this Agreement, materially adversely effects the JVC or the assets or operations thereof.

(S)7.8       Management Committee
             --------------------
7.8.1 The management committee of the JVC shall comprise the following persons each of whom shall be appointed by a Supermajority of the
             Board:

             7.8.1.1   the Managing Director;

             7.8.1.2   the General Manager (if-any);

             7.8.1.3   the Financial Controller or Accountant; and

             7.8.1.4   such other persons as may be approved by the Board.

7.8.2 The Managing Director shall be responsible for the general supervision of the daily affairs of the JVC and shall oversee all aspects of the development of the business of the JVC, and, in general, shall perform all duties incident to the office of the Managing Director. The Managing Director shall have such authority as may from time to time be delegated to him by a Supermajority of the Board.

7.8.3 The Financial Controller or the Accountant shall have custody of all funds and of all financial records of the JVC.

7.8.4 The Managing Director, the General Manager, the Financial Controller or Accountant and other officers, employees and agents shall be remunerated in line with KUB group policy.

7.8.5 Notwithstanding any other provision of this Agreement to the contrary, (i) no Affiliate of either Party may act as an officer, employee, agent or contractor of the JVC and (ii) no person who is related to any officer, director or employee of KUBH or TIS may serve as an officer or director of the JVC, in each case, without Supermajority approval of the Board; provided, however, that any of the current officers and directors of KUBH or TIS may serve as officers and/or directors of the JVC without the approval of the Board.

7.8.6 The management committee of the JVC shall hold meetings at such times as the members of the management committee deem appropriate; provided, however, that the management committee shall meet at least once every three (3) months to review and discuss matters relevant to the operation and business affairs of the JVC. The Managing Director shall record and maintain minutes of each management committee meeting and shall provide copies of each set of minutes, signed by the Managing Director, to each of the Parties hereto within fourteen (14) days of each management committee meeting.

(S)7.9       Books and Records
             -----------------
7.9.1 At all times during the term of the JVC, the JVC shall keep or cause to be kept accurate and complete books of account in which shall be entered fully and accurately the transactions of the JVC, and all of said books shall at all times be maintained at the principal office of the JVC. The JVC's books of account shall be open to the inspection and examination of Parties or their respective representatives during all reasonable business hours. The JVC's Financial Year shall be the twelve (12) months ending 31st day of December.

7.9.2 The JVC shall comply with all applicable tax laws and regulations and shall file all tax information or tax returns required to be filed by the JVC and/or the Parties with the appropriate taxing authorities within the time periods established by the laws and regulations of each relevant jurisdiction; provided, however, that all tax information and tax returns shall be subject to the prior review and approval of the Parties. The JVC's independent accountants shall prepare such tax returns, and the costs of preparing and filing such tax returns shall be borne by the JVC.

7.9.3 All books and records of the JVC shall be maintained by the accounts department of the JVC (i) in the English language and (ii) in accordance with generally accepted accounting principles. All agreements entered into by the JVC shall be written in the English language.

                                 ARTICLE VIII
                                 ------------
                      TRANSFER AND TRANSMISSION OF SHARES
                      -----------------------------------

(S)8.1       Right of First Refusal
             ----------------------
8.1.1 No Party hereto shall, without the prior written consent of the other Party, sell, transfer, assign, contribute, mortgage, hypothecate or otherwise encumber, transfer or permit to be transferred, either voluntarily or involuntarily, or otherwise dispose its equity shares or any part thereof without first offering to sell the same to the other Party or its nominee in accordance with (S)8.1.3 hereof. PROVIDED that no such consent of the other Party shall be required in case the said shares are to be transferred, sold or otherwise disposed of to any of the Subsidiaries of the Party concerned.

8.1.2 Any transfer or sale referred to in (S)8.1.1 hereof shall be effected only on the condition that the purchaser or the transferee agrees to abide by and observe all the terms and conditions of this Agreement and such purchaser or transferee shall enter into an agreement incorporating the terms and conditions and covenants herein contained.

8.1.3 Any offer of sale for any of the shares subject to the right of first refusal provided for in Sections 8.1.1 and 8.1.2 hereof shall be made in the following manner:

             8.1.3.1 such offer shall be made in writing addressed to the other Party for which it is intended;

             8.1.3.2 such offer shall indicate, among other things the price at which the shares are offered for sale. The Parties hereto shall within thirty (30) days from the date of such offer negotiate and agree upon the price at which the shares will be sold. In default of agreement between the Parties the price shall be a fair price determined by a firm of Accountants of international repute, (to be unanimously agreed upon by the Parties hereto) within sixty (60) days from the date of such offer and on the basis of accepted standards, whose decision shall be final and binding;

             8.1.3.3 if any such offer shall not be accepted by the other Party hereto in writing within a period of ninety (90) days from the date of receipt thereof or the date of fixation of price by the abovesaid firm of Accountants as aforesaid; as the case may be, then in such case the offer shall be deemed to have been declined and the Party by whom the offer is made shall thereafter be free to sell the shares to any third parties but not on terms relating to price and payment more favourable than that previously offered to the other Party hereto;

             8.1.3.4 in the event of any such offer being accepted, completion of the sale and purchase of the shares comprised therein shall take place within such time as the Parties hereto may agree or in default of agreement within not more than fifteen (15) days after the date of acceptance (excluding the time taken for obtaining the permission of any Government authority, if applicable);

             8.1.3.5 at such completion the vendor shall deliver to the purchasers:

                       8.1.3.5.1    the certificates for the shares to be sold;
                                    and

                       8.1.3.5.2 transfer forms of such shares duly executed by vendor. Before such completion, the purchasers shall obtain such Government consent and permission as may be required, to enable the shares to be sold and transferred to the purchasers and deliver to the vendor in exchange thereof a Bankers Draft or other method acceptable to the Parties for the amount of the purchase price payable.

                       In this clause the expression "vendor" means any of the Parties hereto by which any offer for sale of shares is made pursuant to the foregoing provisions and the expression "the purchaser or transferee" shall mean any of the Parties hereto or such third party(ies) who agreed to purchase the shares from vendor.

8.1.4 An offer made by one (1) Party to the other Party shall be open for acceptance only as to the whole of the shares so offered and not any lesser number thereof, unless the offeror agrees at its discretion.

8.1.5 The Parties hereby agree that the Board shall not be entitled to refuse to register any transfer of shares by a Party hereto to a third party if (a) that Party has, in connection with such transfer, complied with the foregoing provisions prior to the sale and transfer of shares to that third party, (b) that third party has delivered to the Board its written agreement as referred to in (S)8.1.2 hereof, and (c) the transferor and transferee have furnished to the Board evidence that the price paid by the third party and the terms of payment thereof are not more favourable than the price and terms of payment offered by the transferor to the other Party.

(S)8.2       Transfer to Successors in Title
             -------------------------------
Any of the Parties hereto shall be entitled to transfer its shares in the JVC to any of its successors by amalgamation, merger or to the purchaser of all or substantially all of its property, business and assets of the Party subject to the condition that the transferee shall agree to be bound by all the terms and conditions herein contained. A transfer under this Section will not be covered by the restriction and conditions contained in (S)8.1 hereof.

(S)8.3       Covenant not to create lien
             ---------------------------
A Party hereto shall not create a general lien over the shares owned by them in the JVC except with the prior consent of the other Party hereto.

                                  ARTICLE IX
                                  ----------
                               MUTUAL COVENANT8
                               ----------------

(S)9.1       Exercise of powers
             ------------------
9.1.1 Except as the Parties hereto may otherwise agree in writing or save as otherwise provided or contemplated in this Agreement the Parties hereto shall exercise their powers in relation to the JVC so as to ensure that:

             9.1.1.1 the JVC carries on and conducts it business and affairs in a proper and efficient manner and for its own benefit;

             9.1.1.2 the JVC transacts all its business on arm's length terms;

             9.1.1.3 the JVC shall not enter into any agreement or arrangement restricting its competitive freedom to provide and take goods and services by such means and from and to such persons as it may think fit;

             9.1.1.4 all business of the JVC, other than routine day to day business, shall be undertaken and transacted by the directors;

             9.1.1.5 the business of the Company shall be carried on pursuant to policies laid down from time to time by the Board;

             9.1.1.6 the JVC shall maintain with a well established and reputable insurer adequate insurance against all risks usually insured against by companies carrying on the same or a similar business and (without prejudice to the generality of the foregoing) for the full replacement or reinstatement value of all its assets of an insurable nature;

             9.1.1.7 the JVC allots and issues its shares and other securities at the best price reasonably obtainable in the circumstances;

             9.1.1.8 the JVC shall not acquire, dispose, hire, lease, license or receive licenses of any assets, goods, rights or services otherwise than at the best price reasonably obtainable in the circumstances;

             9.1.1.9 the JVC shall keep books of account and therein make true and complete entries of all its dealings and transactions of and in relation to its business;

             9.1.1.10    the JVC shall provide each Parties hereto within two
                         (2) weeks of the end of each calendar month with unaudited management accounts for such month in a form, acceptable to the Parties hereto, rolling cash flow forecasts for a period of twelve (12) months from the end of each month and with details of its order book at such date;

             9.1.1.11 the JVC shall prepare its accounts on an historical cost basis or any other basis agreed by the Parties hereto and shall adopt such accounting policies as may from time to time be generally accepted in Malaysia;

             9.1.1.12 the JVC shall prepare such accounts in respect of each accounting reference period as are required by statute and procure that such accounts are audited as soon as practicable and in any event not later than three (3) months after the end of the relevant accounting reference period;

             9.1.1.13 each accounting reference period of the Company shall be a period of twelve (12) calendar months;

             9.1.1.14 the JVC shall keep each of the Parties hereto fully informed as to all its financial and business affairs; and

             9.1.1.15 if the JVC requires any approval, consent or licence for the carrying on of its business in the places and in the manner in which it is for the time being carried on or proposed to be carried on the JVC will use its best endeavours to maintain the same in full force and effect.

9.1.2 Each Party hereto shall use all reasonable and proper means in its power to maintain, improve and extend the business of the JVC and its subsidiaries (if any) and to further the reputation and interests of the JVC and its subsidiaries (if any).

9.1.3 Where any of the Parties hereto is required under this Agreement to exercise its powers in relation to the JVC to procure a particular matter or thing, such obligation shall be deemed to include an obligation to exercise its powers both as a shareholder and as a director (where applicable) of the JVC and to procure that any director appointed by it (whether alone or jointly with any other person) shall procure such matter or thing.

(S)9.2.      Further assurance
             -----------------
The Parties hereto shall use their respective reasonable endeavours to procure that any necessary third parties shall, do, execute and perform all such further deeds, documents, assurances, acts and things as any of the Parties hereto may reasonably require by notice in writing to the others to carry the provisions of this Agreement and the Articles of Association into full force and effect.

(S)9.3       Parties bound
             -------------
9.3.1 The Parties hereto shall cause the JVC to observe and comply with the terms and conditions of this Agreement insofar as the same relate to the JVC and to act in all respects as contemplated by this Agreement.

9.3.2 The Parties hereto undertake with each other to exercise their powers and carry out their obligations in relation to the JVC so as to ensure that the JVC fully and promptly observes, performs and complies with its obligations under this Agreement.

9.3.3 Each of the Parties hereto undertakes with each other that whilst it remains a party to this Agreement it will not (except as expressly provided for in this Agreement) agree to cast any of the voting rights exercisable in respect of any of the shares held by it in accordance with the directions, or subject to the consent of, any other person (including another party hereto).

(S)9.4       Cooperation
             -----------
Each of the Parties hereto hereby undertakes with one another as follows:

9.4.1 to do all things reasonably within its power which are necessary or desirable to give effect to the spirit and intent of this Agreement;

9.4.2 in the event that the JVC experiences difficulties and problems in its functioning and/or operations and the like, the Parties hereto will discuss and use their best efforts to find a solution in the best interests of the JVC.

(S)9.5       Dividend policy
             ---------------
If in respect of any accounting period a Supermajority of the Board determines that the JVC has profits available for distributions the Parties hereto shall procure that in the absence of agreement to the contrary at least ten per centum (10%) of the same are distributed by way of cash dividends by the JVC within four (4) months after the end of such period. In deciding whether in respect of any accounting period the JVC had profits available for distributions the Parties hereto shall procure that the Auditors shall certify whether such profits are available or not and the amount thereof (if any). In giving such certificate the Auditors shall act as experts and not arbitrators and their determination shall be binding on the Parties hereto.

(S)9.6       Auditors
             --------
The Auditors of the JVC shall be Accountants of repute as may be agreed to by the Parties hereto to be appointed in accordance with the relevant provisions of the Companies Act.

(S)9.7       Non-competition
             ---------------
9.7.1 During the term of this Agreement and for a period of two (2) years following the termination of this Agreement, each Party hereto agrees that without the prior written consent of the other Party hereto (which consent may be withheld in such other Party' s sole discretion), such Party shall not, for its own account or jointly with another, directly or indirectly, on behalf of any individual, partnership, corporation, limited liability company or other legal entity, as principal or agent or otherwise engage in, consult with or own, control or manage or otherwise participate in the ownership, control or management of a business manufacturing, marketing or selling computer- based automation systems for process monitoring and control in the ASEAN Territory; provided that such restriction shall not apply to KUBH doing such business in Malaysia only.

9.7.2 Each Party hereto agrees for itself and its related persons that none of them shall utilize the name "KUB-TIS CONTROLS SDN. BHD." or any name similar thereto for any purpose in the ASEAN Territory during the term of this Agreement. Upon termination of this
             Agreement:

             9.7.2.1 KUBH shall not use any name which contains any reference to "TIS"; and

             9.7.2.2 TIS shall not use any name which contains any reference to "KUB".

9.7.3 Notwithstanding anything to the contrary set forth above, in the event that any Party hereto shall purchase the shares of the other Party in the JVC, such Party shall not be bound by this (S)9.7.

9.7.4 Notwithstanding the foregoing, TIS shall have the right to purchase TIS 4000 Systems, software or equipment, at competitively mutually negotiated prices not to exceed published prices for such TIS 4000 Systems, software or equipment at the time, manufactured by the JVC for sale by TIS in areas outside the ASEAN Territory.


                                   ARTICLE X
                                   ---------
                               COVENANTS BY KUBH
                               -----------------

(S) 10.1  Covenants by KUBH
          -----------------
KUBH shall use its best endeavours, at the expense of the JVC, to:

10.1.1 establish and maintain all governmental contacts in the countries of the ASEAN Territory and in such other locations as may be required to obtain the permits, licenses and other authorisations and privileges necessary or desirable for conducting the business of the JVC, subject to the approval of TIS which approval shall not be unreasonably withheld, and shall take all necessary action to ensure the continuing compliance of the JVC with applicable law;

10.1.2 procure on behalf of the JVC liability insurance that satisfied applicable requirements of the laws of Malaysia and provides full coverage for injury or death to a person or persons or loss or damage to property occurring in or about the JVC premises or in any manner connected therewith, in an amount to be decided by the Board having regard to the applicable Malaysian Laws;

10.1.3 engage an independent certified public accounting firm on behalf of the JVC to review the JVC's books of account on an annual basis;

10.1.4 assist TIS with logistical matters, including, but not limited to, obtaining telemarketers, translators, clerical personnel, materials, supplies, printing and such other goods and services as TIS may request from time to time;

10.1.5 provide liaison with all governmental authorities, including police, fire and security officials, necessary to insure the safety of the business of the JVC;

10.1.6 to expedite the securing of appropriate and adequate land either by purchase or lease or rental of suitable premises for the setting up of the JVC's office and provide facilities, furnishings, office equipment, telephone and facsimile services to the JVC; and

10.1.7 in recruiting suitable and qualified personnel for the management of the JVC including without limitation experienced personnel for attending to the marketing and sales of the TIS 4000 Systems.

                                  ARTICLE XI
                                  ----------
                               COVENANTS BY TIS
                               ----------------

(S) 11.1  Covenants by TIS
          ----------------
TIS shall at the expense of the JVC, provide services to the JVC, which services may include, but shall not be limited to the following:

11.1.1 provide the JVC with a complete set of user's materials (as described in the Licence Agreement) on the use and operations of the TIS 4000 Technology and for use as developer tools as well as for diagnostic purpose;

11.1.2 provide training for personnel of the JVC on the use and incorporation of the TIS 4000 Technology into TIS 4000 systems in the English language at TIS's then current published rates for such services;

11.1.3 provide the JVC with reasonable technical consultation and support, including diagnostic support, via modem telecommunications at TIS's then current published rates for such services;

11.1.4 provide technical support, support systems and designs and modifications made specifically to meet the requirements of the ASEAN Territory at TIS's then current published rates for such services;

11.1.5 supply or arrange to supply to the JVC at reasonable and favourable terms and conditions up to date and modern machinery and equipment required by the JVC for the production of the TIS 4000 Systems;

11.1.6 organize training for the engineers, technicians and officers of the JVC to operate efficiently all the machinery and equipment at the JVC premises in accordance with the terms and conditions of the Licence Agreement;

11.1.7 transfer requisite and up to date technology and know how to the employees of the JVC in relation to the TIS 4000 Technology which technology shall in no event include the TIS 4000 Technology source code except as provided under the Licence Agreement;

11.1.8 provide technical support to assist the JVC in the creation of an engineering and technical training group for the JVC;

11.1.9 provide internal and external sales and marketing support to the JVC, including, but not limited to, staging marketing and sales campaigns for the JVC; and

11.1.10 second suitable, qualified and experienced personnel to the JVC to provide the necessary technical and marketing support to the JVC.

(S) 11.2  Payment for services
          --------------------

11.2.1 The JVC shall pay TIS for all services rendered to the JVC pursuant to this Agreement at TIS' then current published rates for such services on a monthly basis, in arrears and upon receipt by the JVC of invoices therefor.

11.2.2 In accordance with the annual budgets approved by a Supermajority of the Board, KUBH and TIS shall be reimbursed by the JVC for all properly documented and budgeted out-of-pocket expenses incurred with respect to the discharge of their respective responsibilities under this Agreement. Reimbursement shall be made on a monthly basis, in arrears and in accordance with the annual budget approved by a Supermajority of the Board, upon receipt by the JVC of appropriate invoices and supporting documentation.

                                  ARTICLE XII
                                  -----------
                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

(S) 12.1  KUBH Representations and Warranties
          -----------------------------------
KUBH hereby represents and warrants to TIS that:

12.1.1 KUBH is a corporation duly organized under the laws of Malaysia and has full legal right, power and authority to enter into and perform its obligations under this Agreement.

12.1.2 This Agreement has been duly authorised, executed and delivered by KUBH and, assuming the valid execution and delivery hereof by TIS, constitutes a legal, valid and binding obligation of KUBH.

12.1.3 Except as disclosed in writing, there is no action before any court or governmental authority, pending or, to the best of KUBH's knowledge, threatened against KUBH, wherein an unfavourable decision, ruling or finding would materially adversely affect the performance of its obligations hereunder.

12.1.4 Neither the execution or delivery by KUBH of this Agreement, nor the performance of its obligations contemplated hereby nor its fulfillment of the terms or conditions of this Agreement (a) conflicts with, violates or results in a breach of any applicable law, or (b) conflicts with, violates or results in a breach of any term or condition of any judgment or decree, or any agreement or instrument, to which KUBH is a party or by which KUBH or any of its properties or assets are bound, or constitutes a default thereunder.

12.1.5 Subject to (S)4.1 hereof, no approval, authorisation, order or consent of, or declaration, registration of filing with, any governmental authority is required for the valid execution and delivery by KUBH of this Agreement except those that have been duly obtained or made.

(S) 12.2  TIS Representations and Warranties
          ----------------------------------
TIS hereby represents and warrants to KUBH that:

12.2.1 TIS is a limited partnership duly organized under the laws of the State of Delaware and has full legal right, power and authority to enter into and perform its obligations under this Agreement.

12.2.2 This Agreement has been duly authorised, executed and delivered by TIS and, assuming the valid execution and delivery hereof by KUBH, constitutes a legal, valid and binding obligation of TIS.

12.2.3 Except as disclosed in writing, there is no action before any court or governmental authority, pending or, to the best of TIS's knowledge, threatened against TIS, wherein an unfavourable decision, ruling, or finding would materially adversely affect the performance of its obligations hereunder.

12.2.4 Neither the execution or delivery by TIS of this Agreement, nor the performance of its obligations contemplated hereby nor its fulfillment of the terms or conditions of this Agreement (a) conflicts with, violates or results in a breach of any applicable law, or (b) conflicts with, violates or results in a breach of any term or condition of any judgment or decree, or any agreement or instrument, to which TIS is a party or by which TIS or any of its properties or assets are bound, or constitutes a default thereunder.

12.2.5 No approval, authorisation, order or consent of, or declaration, registration of filing with, any governmental authority is required for the valid execution and delivery by TIS of this Agreement except those that have been duly obtained or made.

12.2.6 TIS is the absolute proprietor and copyright owner of the TIS 4000 Technology only and TIS makes no representation or warranty with respect to ownership rights of TIS in or to any TIS 4000 System or any third party software or hardware used in a TIS 4000 System.


                                 ARTICLE XIII
                                 ------------
                                  ARBITRATION
                                  -----------

(S) 13.1  Arbitration
          -----------
13.1.1 Any dispute, controversy or claim between or among the Parties hereto arising out of or in relation to this Agreement, or the breach, termination or invalidity thereof shall be settled, in so far as it is possible, by mutual consultation and consent.

13.1.2 If the Parties hereto should be unable to reach mutual consent, the question shall be settled by arbitration.

13.1.3 Any arbitration shall be conducted by a single arbitrator in the case the Parties can agree upon one or otherwise to two arbitrators one to be appointed by each Party in accordance with and subject to the provisions of the Arbitration Act, 1952 of

          Malaysia or any statutory modification or re-enactment thereof for the time being in force.


                                  ARTICLE XIV
                                  -----------
                                  TERMINATION
                                  -----------

(S) 14.1  Termination of this Agreement
          -----------------------------
This Agreement will continue in effect until terminated in any of the following events:

14.1.1 by any Party, in the event of a material breach of the terms and conditions contained in this Agreement by the other Party hereto; or

14.1.2 by any Party, upon seven (7) days' prior written notice to such effect to the other Party in the event of dissolution, insolvency or bankruptcy (except for amalgamation) proceedings or any other proceedings analogous in nature or effect are instituted by or against the other Party hereto, any Party is dissolved or liquidated whether voluntarily or involuntarily, a receiver or trustee is appointed for all or a substantial part of the assets of any Party or a Party makes an assignment for the benefit of creditors; or

14.1.3 upon the termination of the Licence Agreement in accordance with its terms; or

14.1.4 in the event that the JVC's independent auditors determine that the JVC requires additional capital to avoid insolvency of the JVC and a majority of the Board fails to agree to require such additional capitalization.

(S) 14.2  Notice of Termination
          ---------------------
In the event of a material breach of the terms and conditions contained in this Agreement by a Party hereto (the "defaulting Party"), the other Party (the "aggrieved Party") if it wishes to terminate this Agreement by reason of such material breach, shall first give to the defaulting Party not less than thirty
(30) days' prior written notice requiring the defaulting Party to remedy or rectify such breach within such thirty (30) days period to the satisfaction of the aggrieved Party, and if the defaulting Party fails or refuses to cure or have undertaken to cure the same, the aggrieved Party shall be entitled after such thirty (30) days period to terminate this Agreement by giving to the defaulting Party, written notice of such termination whereupon this Agreement shall be treated as terminated on the date of the said written notice of termination.

(S) 14.3  Effect of Termination
          ---------------------
14.3.1 Upon termination of this Agreement pursuant to (S)14.2 hereof, the Party giving notice of termination shall have the option to acquire the entire shareholding of the defaulting Party in the JVC at the price to be determined in accordance with (S)8.1.3.2 hereof, or shall have the right, exercisable by notice in writing to the defaulting Party to require that the JVC be wound up; provided that no such right shall exist unless the Party giving such notice is a member of the JVC at the time of such notice, the Parties hereto shall join in procuring the prompt and due convening of an extraordinary general meeting of the JVC for the purpose of proposing a special resolution for the winding up of the JVC, and shall procure that such extraordinary general meeting is held at the place and time for which it is convened and that such special resolution is duly passed.

14.3.2 Any termination of this Agreement shall without prejudice to and shall not affect any rights or remedies which any Party hereto may be entitled to against the other Party in respect of or arising from or in connection with any antecedent breach of this Agreement by such other Party.

(S) 14.4  Agreement to Terminate
          ----------------------
Notwithstanding any other provisions in this Agreement to the contrary, the Parties hereto may by unanimous consent terminate this Agreement at any time.


                                  ARTICLE XV
                                  ----------
                                 GENERAL TERMS
                                 -------------

(S) 15.1  Remedies and Waivers
          ---------------------
Time shall be of the essence of this Agreement but a failure to exercise and a delay in exercising any right, power or privilege under this Agreement shall not operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

(S) 15.2  Restriction on Assignment
          -------------------------
The rights and obligations arising hereunder shall not be assignable by any Party hereto without the prior written consent of the other Party hereto.

(S) 15.3  Entire Agreement
          ----------------
This Agreement constitutes the entire agreement between the Parties hereto with respect to the matters dealt with therein. No variation of this Agreement shall be valid or effective unless made by one or more instruments in writing and signed by such of the Parties hereto which would be affected by such variation.

(S) 15.4  Governing Law
          -------------
15.4.1 This Agreement shall be governed by and construed in all respects in accordance with the laws of Malaysia.

15.4.2 TIS hereby irrevocably agrees that any legal action or proceedings against it with respect to this Agreement may be brought in the courts of Malaysia and TIS hereby:

          15.4.2.1 irrevocably submits itself unconditionally to the non-exclusive jurisdiction of the aforesaid courts;

          15.4.2.2 irrevocably appoints Messrs Shearn Delamore & Co of No. 2, Benteng, 50050 Kuala Lumpur, Malaysia as its agents to receive service of process in Kuala Lumpur, Malaysia and such appointment shall not be revoked without the consent in writing of KUBH; and

          15.4.2.3 acknowledges the competence of any such courts, and agree that a final judgment in any such suit, action or proceeding brought in such courts shall be conclusive and binding upon TIS and may be enforced in the Courts of the State of Delaware and/or any other states in the United States of America (to the extent (if any) permissible under the Laws of State of Delaware and/or the other states of the United States of America, as the case may be) or in any other courts to the jurisdiction or which TIS is or may be subject by a suit upon such judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and of the amount of TIS's indebtedness.

(S) 15.5  No Partnership
          --------------
Nothing in this Agreement shall constitute or be deemed to constitute a partnership between any of the Parties hereto and none of them shall have any Authority to bind the others in any way.

(S) 15.6  Force Majeure
          -------------
No Party shall be liable for failure to perform its obligations under this Agreement if and to the extent the failure is due to acts of God, causes beyond its reasonable control such as, but not limited to, fire, flood or other natural catastrophes insurrection, industrial disturbance, inevitable accidents, war (undeclared or declared), embargoes, blockages, legal prohibitions, riots or strikes acts of the government in either its sovereign or contractual capacity (each a "Force Majeure").

(S) 15.7  Confidentiality
          ---------------
15.7.1 Except as required by any governmental or other regulatory authority, or any competent court having jurisdiction, no public announcement or press release shall be made by or on behalf of any Party hereto about the existence or contents of this Agreement, or the negotiations hereunder, without the prior written consent of the other Party hereto. Furthermore, any proposed announcement or press release shall be discussed among all the Parties hereto with the views and wishes of each Party being duly taken into account in the drafting of such announcement or press release.

15.7.2 The Parties hereto undertake to each other and the JVC that they will not at any time hereafter use or divulge or communicate to any persons other than to officers or employees of the group whose province it is to know the same or on the instructions of the Directors any confidential information concerning the business, accounts, finance or contractual arrangements or other dealings, transactions or affairs of the group which may come to their knowledge and they shall use their best endeavours to prevent the publication or disclosure of any confidential Information concerning such matters.

(S) 15.8  Severability
          ------------
Any term, condition, stipulation, provision, covenant or undertaking of this Agreement which is illegal, prohibited or unenforceable in any jurisdiction of the United States, Malaysia or any country in the ASEAN Territory shall as to such jurisdiction be ineffective to the extent of such illegality, voidness, prohibition or unenforceability without invalidating the remaining provisions hereof and any such illegality, voidness, prohibition or unenforceability1ity in any unenforceable any such term condition stipulation provision covenant or undertaking in any other jurisdiction.

(S) 15.9  Specific Performance
          --------------------
Each Party hereto shall be entitled to the right of specific performance against the other Party hereto under the provisions of this Agreement and it is hereby agreed that an alternative remedy of monetary compensation shall not be regarded as compensation or sufficient compensation for such Party's default in the performance of the terms and conditions of this Agreement.

(S) 15.10 Costs
          -----
All costs and expenses agreed by the Parties hereto as follows shall be borne by the JVC:

15.10.1   the stamping of this Agreement;

15.10.2 pre-operating costs and expenses incurred by any of the Parties as agreed prior to the Effective Date.

(S) 15.11 Notices
          -------
Any notice required to be given by one Party hereto to the other Party hereto hereunder shall be in the English Language and shall be sufficient given if forwarded by hand or prepaid registered post or by telex or telegram or cable or telefax to the address or addresses hereinbelow stated of the other Party and shall be deemed to be duly served:

15.11.1   if delivered by hand, on delivery and acknowledged receipt thereof, or

15.11.2 if it is sent by prepaid registered post, five (5) days after posting thereof; or

15.11.3 if it is sent by telegram or cable or telefax on the Business Day next after the date of dispatch; or

15.11.4 if it is sent by telex, immediately after transmission thereof and confirmed by the answer back, if the date of transmission is not a Business Day, then the notice by telex shall be deemed to be served on the immediately following Business Day.

For KUBH:
--------

1st Floor, Bangunan UMNO,
Jalan Tuanku Abdul Rahman,
50100 Kuala Lumpur,
Malaysia.
Telefax: (603) 2911539

For TIS:
-------

11431 Cronhill Drive,
Suite J,
Owings Mills,
Maryland 21117,
United States of America.
Telefax: (410) 3851871

(S) 15.12 Designation of Representative
          -----------------------------
Each Party shall designate to the other in writing a representative to whom all communications shall be addressed and who has the authority to make decisions and execute documents on behalf of the Party. KUBH hereby designates Megat Ahmad Sani and TIS hereby designates William Timothy Shaw, President of TIS. Each Party may designate a different representative by giving prior written notice to the other Party. All consents given by the representative on behalf of each Party hereto shall be considered valid and binding and may be relied upon by the other Party.

IN WITNESS WHEREOF the Parties hereto have executed this Agreement the day and year first abovewritten.

SIGNED by EDWARD O. McNICHOLAS
for and on behalf of                )
TATE INTEGRATED SYSTEMS, L.P.       )
in the presence of:                 )            /s/ Edward O. McNicholas
                                                 ------------------------
                                                 (Signatory)


---------------------------------
                  (Witness)
Name:


SIGNED by HASSAN HARUN     )
for and on behalf of                )
KUB-TIS CONTROLS SDN.BED.  )
in the presence of:                 )            /s/ Hassan Harun
                                                 ----------------
                                                 (Signatory)


---------------------------------
                  (Witness)
Name:

[This is the execution page of the License Agreement dated the 9th day of March, 1995 made between Tate Integrated Systems, L.P. and KUB-TIS Controls Sdn. Bhd.]